UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2008
POLARIS INDUSTRIES INC.
(Exact name of Registrant as specified in its charter)

Minnesota (State of Incorporation)	1-11411 (Commission File Number)	41-1790959 (I.R.S. Employer Identification No.)
2100 Highway 55
Medina, Minnesota 55340
(Address of principal executive offices)
(Zip Code)
(763) 542-0500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Form of Stock Option Agreement

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 31, 2008, Polaris Industries Inc. (the “Company”) issued stock options (the “Options”) to purchase shares of the Company’s common stock to certain of its executive officers, including Option grants to the four executive officers identified below in the quantities listed below. The Options were granted by the Compensation Committee of the Board of Directors of the Company pursuant to the Polaris Industries Inc. 2007 Omnibus Incentive Plan, which was previously filed as Exhibit 10.dd to the Company’s Quarterly Report on Form 10-Q filed on April 27, 2007. The Options have a term of ten years and vest on the third anniversary of the date of grant. The Options have an exercise price of $43.57, the closing price of the Company’s common stock on the New York Stock Exchange on the date of grant.

# of Shares Subject
Name, Title	to Options
Bennett J. Morgan, President and Chief Operating Officer	50,000

Michael W. Malone, Vice President—Finance, Chief Financial Officer and Secretary	25,000

Jeffrey A. Bjorkman, Vice President—Operations	13,000

John B. Corness, Vice President—Human Resources	16,000
The form of stock option agreement evidencing the Options is filed as Exhibit 10.ff to this Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
     The following exhibit is included herewith:

Exhibit Number	Description
10.ff	Form of Stock Option Agreement between the Company and executive officers

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: February 4, 2008

POLARIS INDUSTRIES INC.
/s/ Michael W. Malone
Michael W. Malone
Vice President — Finance, Chief Financial Officer and Secretary of Polaris Industries Inc.

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EXHIBIT INDEX

Exhibit Number	Description
10.ff	Form of Stock Option Agreement between the Company and executive officers

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